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                                                                   EXHIBIT 10.26


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                   STOCK SUBSCRIPTION AND GUARANTEE AGREEMENT

                                     between

                   DISTRIBUIDORA COMERCIAL JAFRA S.A. DE C.V.

                                       and

                   JAFRA COSMETICS INTERNATIONAL, S.A. DE C.V.

                            Dated as of May 20, 2003

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                   STOCK SUBSCRIPTION AND GUARANTEE AGREEMENT

                  This STOCK SUBSCRIPTION AND GUARANTEE AGREEMENT, is dated as of May 20, 2003, between Jafra Cosmetics International, S.A. de C.V., a sociedad anonima de capital variable (the "Company"), and Distribuidora Comercial Jafra, S.A. de C.V., a sociedad anonima de capital variable ("Purchaser").

                  Recitals:

                  A. The Company desires to issue and sell to Purchaser, and Purchaser desires to subscribe for an purchase, shares of the Company's Series C 4.5% Cumulative Preferred Stock, no par value ("Preferred Stock"), as provided in this Agreement.

                  B. Purchaser has agreed to incur (i) up to $120 million of indebtedness under an indenture, dated as of the date hereof (the "Indenture"), among Jafra Cosmetics International, Inc. ("Jafra US"), Purchaser, Jafra Worldwide Holdings (Lux) S.ar.l. ("Jafra Worldwide") and the trustee named therein and (ii) up to $30 million of indebtedness under a credit agreement, dated as of the date hereof (the "Credit Agreement"), among Jafra US, Purchaser and the lender parties named therein.

                  C. It is a condition to Purchaser's ability to incur indebtedness under the Indenture and the Credit Agreement that the Company and its subsidiaries have guaranteed all of Purchaser's obligations thereunder and, in order to induce the Company and its subsidiaries to guarantee such indebtedness, Purchaser desires to pay a guarantee fee to the Company.

                  NOW, THEREFORE, the parties hereto hereby agree as follows:

                  1. Purchase and Sale of Common Stock.

                  (a) Purchase of Common Stock. Subject to all of the terms and conditions of this Agreement, Purchaser will subscribe for and purchase, and the Company will issue and sell to Purchaser, 2,015 shares of Preferred Stock (the "Shares"), for a purchase price of $10,000 USD per Share, at the Closing.

                  (b) Consideration. Subject to all of the terms and conditions of this Agreement, Purchaser will deliver to the Company at the Closing immediately available funds in the amount of $20,150,000 USD (the "Investment Amount").

                  2. Guarantee.

                  (a) Subject to all of the terms and conditions of this Agreement, the Company will guarantee, and cause its subsidiaries to guarantee, unconditionally and

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otherwise subject to the terms of the Indenture, the Credit Agreement and the related agreements and instruments, all of Purchaser's obligations thereunder. Purchaser will deliver to the Company at the Closing immediately available funds in the amount of $4,000,000 USD (the "Guarantee Fee") as compensation for the Company's and its subsidiaries' guarantee of Purchaser's obligations under the Indenture, the Credit Agreement and related agreements and instruments.

                  (b) The Company will use its reasonable best efforts, and cause its subsidiaries to use their reasonable best efforts, to execute and deliver to the parties to the Indenture and the Credit Agreement such instruments and other document as may be necessary or reasonably requested to evidence such guarantees or otherwise facilitate the consummation of the transactions contemplated thereby.

                  3. Closing.

                  (a) Time and Place. Subject to Purchaser's initial incurrence of indebtedness under the Indenture and the Credit Agreement, the closing of the sale and the purchase of the Shares and of the payment of the Guarantee Fee (the "Closing") shall be held at the offices of Debevoise & Plimpton, 919 Third Avenue, New York, New York at 10:00 a.m. (New York time) on May 20, 2003 or such other time and date as the parties may agree to in writing.

                  (b) Delivery by the Company. At the Closing, the Company shall deliver to Purchaser a stock certificate registered in such Purchaser's name and representing the Shares and the Company shall make a notation on its stock registry that all of the Shares have been endorsed in ownership and delivered by the Company to Purchaser.

                  (c) Delivery by Purchaser. At the Closing, Purchaser shall deliver to the Company the Investment Amount and the Guarantee Fee.

                  4. Representations and Warranties of the Company. The Company hereby represents and warrants to Purchaser as follows:

                  (a) Corporate Organization. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the United Mexican States and has full power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby in accordance with the terms hereof. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Company. This Agreement constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent limited by (i) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or similar laws now or

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hereafter in effect relating to creditors' rights generally and (ii) general principles of equity.

                  (b) No Violation. Neither the execution and delivery by Purchaser of this Agreement nor the consummation by Purchaser of the transactions contemplated hereby will (i) conflict with, violate or result in a breach of the certificate of incorporation or the by-laws or other applicable organizational documents of Purchaser, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default or give rise to any right of termination, cancellation or acceleration under, or result in the creation of any lien on or against any of the properties of Purchaser pursuant to, any of the terms or conditions of any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which Purchaser is a party or by which it or any of its properties or assets may be bound, or (iii) violate any statute, law, rule, regulation, writ, injunction, judgment, order or decree of any governmental entity, binding on Purchaser or any of its properties or assets.

                  (c) The Shares. The Shares, when issued and delivered in accordance with the terms hereof, will be duly authorized, validly issued, fully paid and non-assessable.

                  5. Purchaser's Representations and Warranties. Purchaser represents and warrants that it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has full power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby in accordance with the terms hereof. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by Purchaser. This Agreement constitutes a valid and binding agreement of Purchaser, enforceable against Purchaser in accordance with its terms, except to the extent limited by
(i) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity.

                  6. Miscellaneous.

                  (a) Notices. All notices and other communications made in connection with this Agreement shall be in writing, delivered to the parties at their respective addresses set forth below or such other address as any party may specify in writing to the other.

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                  (i)      if to the Company, to:

                           Jafra Cosmetics International, S.A. de C.V.
                           Blvd. Adolfo Lopez Mateos 515
                           Col. Tlacopac
                           Mexico, D.F. 01040
                           Attn: General Counsel

                  (ii)     if to Purchaser, to:

                           Distribuidora Comercial Jafra, S.A. de C.V.
                           Blvd. Adolfo Lopez Mateos 515
                           Col. Tlacopac
                           Mexico, D.F. 01040
                           Attn: General Counsel

                  (b) Binding Effect; Benefits, Etc. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns.

                  (c) Amendment. This Agreement may be amended, modified or supplemented only by a written instrument executed by Purchaser and the Company.

                  (d) Assignability. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Company or Purchaser without the prior written consent of the other party.

                  (e) Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the United Mexican States.

                  (f) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

                  (g) Entire Agreement. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

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                  IN WITNESS WHEREOF, the Company and Purchaser have duly
executed this Agreement by their authorized representatives as of the date first above written.

                                       JAFRA COSMETICS INTERNATIONAL,
                                       S.A. de C.V.

                                       By: /s/ Eugenio Lopez Barrios
                                           -------------------------------------
                                           Name:  Eugenio Lopez Barrios
                                           Title: Attorney-in-fact

                                       DISTRIBUIDORA COMERCIAL JAFRA,
                                       S.A. de C.V.

                                       By: /s/ Elia Zulema Velazquez Valencia
                                           -------------------------------------
                                           Name:  Elia Zulema Velazquez Valencia
                                           Title: Attorney-in-fact